EX-99.23(g)(22)

                                  AMENDMENT TO
                              AMENDED AND RESTATED
                             MUTUAL FUND CUSTODY AND
                               SERVICES AGREEMENT


     This Amendment dated the 8th day of February, 2008, to the Amended and Restated Mutual Fund Custody and Service Agreement effective as of May 1, 2001 (the "Agreement") by and between JNL Series Trust and JNL Investors Series Trust (each individually the "Trust") and Mellon Trust of New England, N.A. (formerly Boston Safe Deposit and Trust Company) (the "Custodian").

     WHEREAS, the Trust and the Custodian have entered into the Agreement;

     WHEREAS, in order to reflect a change in Authorized Persons to delete William V. Simon, and add J. Kevin Kenely; and

     WHEREAS, in order to reflect a change in Officers to delete William V. Simon as Vice President and Assistant Treasurer, and to add J. Kevin Kenely as Vice President.

     NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

     1. To delete Appendix A of the Agreement and substitute it with Appendix A attached hereto.

     2. To delete Appendix B of the Agreement and substitute it with Appendix B attached hereto.

     3. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

     4. The Trust and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trust or Custodian to this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.


JNL SERIES TRUST                               MELLON TRUST OF NEW ENGLAND, N.A.
JNL INVESTORS SERIES TRUST


By:      /s/ Mark D. Nerud                     By:    /s/ Candice Walker
Name:    Mark D. Nerud                         Name:  Candice Walker
Title:   President                             Title: Vice President

                                   APPENDIX A
                           LIST OF AUTHORIZED PERSONS


     I, Susan S. Rhee, the Secretary of the JNL Series Trust and the JNL Investors Series Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (each individually, the "Trust"), do hereby certify that:

     The following individuals have been duly authorized as Authorized Persons to give Instructions on behalf of the Trust and each Fund thereof and the specimen signatures set forth opposite their respective names are their true and correct signatures:

NAME                                SIGNATURE


Eric Bjornson                       /s/ Eric Bjornson

Kelly L. Crosser                    /s/ Kelly L. Crosser

Steven J. Fredricks                 /s/ Steven J. Fredricks

Daniel W. Koors                     /s/ Daniel W. Koors

Tracey McLaughlin                   /s/ Tracey McLaughlin

Lynn Mouser                         /s/ Lynn Mouser

Mark D. Nerud                       /s/ Mark D. Nerud

Michael Piszczek                    /s/ Michael Piszczek

Susan S. Rhee                       /s/ Susan S. Rhee

J. Kevin Kenely                     /s/ J. Kevin Kenely

                                    JNL SERIES TRUST
                                    JNL INVESTORS SERIES TRUST

                                    By: /s/ Susan S. Rhee
                                    Name:  Susan S. Rhee, Secretary
                                    Dated: February 8, 2008

                                   APPENDIX B
                                 TRUST OFFICERS


     I, Susan S. Rhee, the Secretary of the JNL Series Trust and the JNL Investors Series Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (each individually, the "Trust"), do hereby certify that:

     The following individuals serve in the following positions with the Trust and each individual has been duly elected or appointed to each such position and qualified therefore in conformity with the Trust's governing instrument and the specimen signatures set forth opposite their respective names are their true and correct signatures:

NAME                                POSITION                             SIGNATURE


Mark D. Nerud                       President, and                       /s/ Mark D. Nerud
                                    and Chief Executive Officer

Daniel W. Koors                     Vice President, Treasurer,           /s/ Daniel W. Koors
                                    and Chief Financial Officer

Michael Piszczek                    Vice President                       /s/ Michael Piszczek

J. Kevin Kenely                     Vice President                       /s/ J. Kevin Kenely

Susan S. Rhee                       Vice President, Secretary            /s/ Susan S. Rhee
                                    and Counsel

Kelly L. Crosser                    Assistant Secretary                  /s/ Kelly L. Crosser


Steven J. Fredricks                 Chief Compliance Officer             /s/ Steven J. Fredricks


Danielle A. Hernandez               Anti-Money Laundering Officer        /s/ Danielle A. Hernandez
                                    (JNL INVESTORS SERIES TRUST ONLY)


                                                                         JNL SERIES TRUST
                                                                         JNL INVESTORS SERIES TRUST

                                                                         By:  /s/ Susan S. Rhee
                                                                         Name:  Susan S. Rhee, Secretary
                                                                         Dated:  February 8, 2008